UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2016

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue,

Oklahoma City, Oklahoma 73107

Registrant’s telephone number, including area code: (405) 235-4546

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2016, in accordance with the provisions of LSB Industries, Inc’s (the “Company”) bylaws, the Board of Directors (the “Board”) of the Company unanimously adopted a resolution to reduce the size of the Board from 14 to 11 directors, effective upon the following resignations. In order to effectuate the reduction in the size of the Board, each of Webster L. Benham, Andrew K. Mittag and Louis S. Massimo resigned from the Board and all committees thereof, effective as of the end of the Board meetings on March 3, 2016. The directors who resigned did so voluntarily in order to reduce the size of the Board after discussions about board size and composition among the Nominating and Corporate Governance Committee and the Board members. None of these resignations involved any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies or practices. In connection with their resignations, each of Mr. Benham, Mr. Mittag and Mr. Massimo will be paid an additional six months in director fees.

In order to achieve a more equal balance of membership among classes of directors as required by the restated certificate of incorporation and bylaws of the Company, the Board of the Company requested that one of the directors from the class with a term expiring at the 2018 annual meeting of stockholders move to the class with a term expiring at the 2016 annual meeting of stockholders and one of the directors from the class with a term expiring at the 2018 annual meeting of stockholders move to the class with a term expiring at the 2017 annual meeting of stockholders. Accordingly, on March 3, 2016, Richard Sanders, Jr. resigned as a director from the class with a term expiring at the 2018 annual meeting of stockholders and was immediately appointed to the Board as a director to the class with a term expiring at the 2016 annual meeting of stockholders, and Marran H. Ogilvie resigned as a director from the class with a term expiring at the 2018 annual meeting of stockholders and was immediately appointed to the Board as a director to the class with a term expiring at the 2017 annual meeting of stockholders. The resignations and reappointments of Ms. Ogilvie and Mr. Sanders were effected solely to rebalance the Board classes and were not due to any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies or practices. For all other purposes, including vesting and other compensation matters, Ms. Ogilvie and Mr. Sanders’ service on the Board is deemed to have continued uninterrupted. Ms. Ogilvie will continue to serve on the Company’s Nominating and Corporate Governance Committee and will replace Mr. Benham as its Chair.

The following sets forth the current members of the Board, current class expiration year and current committee memberships of the Company:

Name	Class	Audit	Nominating and Corporate Governance	Compensation
Jonathan S. Bobb	2016			X
Jack E. Golsen	2016
Richard Sanders, Jr.	2016
Daniel D. Greenwell	2017
William F. Murdy	2017			Chair
Marran H. Ogilvie	2017	X	Chair
Joseph E. Reece	2017	X
Mark R. Genender	2018		X
Barry H. Golsen	2018
Richard W. Roedel	2018	Chair		X
Lynn F. White	2018		X

Mr. Murdy will continue to serve as the Lead Independent Director, and Mr. J. Golsen will continue to serves as Executive Chairman of the Board.

Mr. Bobb, Mr. J. Golsen and Mr. Sanders have been nominated for election to the Board at the 2016 annual meeting to serve in the class of directors whose term will expire in 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2016

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and Chief Financial Officer